Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Third Quarter Fiscal 2008 Financial Results
Third Quarter Fiscal 2008 Highlights Include:
•	Revenues of $50.3 million

•	Non-GAAP EBIT of $8.6 million and Non-GAAP EBIT Margin of 17.1%

•	GAAP EBIT of $6.3 million and GAAP EBIT Margin of 12.5%

•	Non-GAAP Diluted Earnings Per Share of $0.15

•	GAAP Diluted Earnings Per Share of $0.18
OCEANPORT, N.J. – February 5, 2008 – CommVault® [NASDAQ: CVLT] today announced its financial results for the third fiscal quarter ended December 31, 2007.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We had another record quarter as we continue to make progress in achieving our long-term strategic objectives. We made excellent progress in the quarter of increasing our market penetration related to both our emerging products as well as our core backup products. We will continue to make the necessary investment in product development, support and distribution to ensure that we remain a leading innovator of information management technologies and services.”
Total revenues in the third quarter of fiscal 2008 were a record $50.3 million, an increase of 31% over the third quarter of fiscal 2007 and 6% over the prior quarter. Software revenue in the third quarter of fiscal 2008 was $27.0 million, up 28% year-over-year and 2% sequentially. Services revenue in the third quarter of fiscal 2008 was $23.3 million, up 36% year-over-year and 12% sequentially.
Non-GAAP income from operations (EBIT) increased 51% to $8.6 million in the third quarter of fiscal 2008 compared to $5.7 million in the third quarter of the prior year. EBIT determined in accordance with GAAP was $6.3 million for the third quarter, a 48% increase from $4.2 million in the same period of the prior year.

For the third quarter of fiscal 2008, non-GAAP net income increased 49% to $6.9 million, or $0.15 per diluted share, from $4.6 million or $0.10 per diluted share in the same period of the prior year. CommVault reported GAAP net income for the quarter of $8.2 million, an increase of $3.6 million compared to the same period of the prior year. GAAP net income for the quarter includes a tax benefit of $0.9 million primarily due to the reversal of deferred tax valuation allowances in certain international jurisdictions.
Operating cash flow totaled $13.1 million for the third quarter of fiscal 2008. Total cash and cash equivalents as of December 31, 2007 were $95.1 million.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	Consistent with its investment strategy, CommVault announced its first software as a service product, Remote Operations Management Service (“ROMS”). ROMS is an innovative, subscription software-as-a-service (“SaaS”) offering. It is a web-based integrated support automation system that provides customers with overnight, weekend and holiday monitoring. Through a user-friendly, intuitive web dashboard, users can access and track real-time alert, trend and storage usage reports anytime, anywhere. CommVault believes that ROMS will help broaden its leadership position in providing highly-differentiated, world-class support to its customers.

•	CommVault has entered into a collaborative reseller agreement with Sun Microsystems, Inc., which will allow CommVault to broaden it distribution reach and provide customers with advanced data management solutions for enterprise computing environments. Sun will distribute on a world-wide basis the CommVault SimpanaTM 7.0 data and information management software suite for companies running on Sun Microsystems 64-bit server and storage systems.

•	CommVault’s Board of Directors approved a share repurchase program authorizing the repurchase of up to $40 million of its common stock over the next 12 months.

Fiscal 2008 Guidance
For the fiscal year ending March 31, 2008, CommVault currently expects:
•	Total revenues in the range of $195 million to $196 million.

•	Non-GAAP gross margins of 86.0% to 86.3%.

•	Non-GAAP operating income margins of 16.7% to 17.0%.

•	Non-GAAP diluted EPS in the range of $0.56 per share to $0.58 per share using an effective tax rate of approximately 28% and a weighted average diluted share count of approximately 45.5 million to 46.0 million.

•	An actual cash tax rate will be approximately 10% based on current assumptions.
The non-GAAP gross margin percentages above exclude approximately $0.2 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.12 per share to $0.14 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.05 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release selected financial information that has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, when used as a supplement to GAAP measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
The non-GAAP financial results discussed above excludes noncash stock-based compensation charges, additional FICA expense incurred by CommVault when employees exercise in the money stock options and accretion of preferred stock dividends. In addition, the non-GAAP financial results apply an effective tax rate of 28%

in fiscal 2008 and 25% starting in the second quarter of fiscal 2007, which resulted in an estimated effective tax rate of approximately 20% for fiscal 2007.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Conference Call Information
CommVault will host a conference call today, February 5, 2008, at 5:00 p.m. EST to discuss its financial results. To access this call, dial 800-591-6942 (domestic) or 617-614-4909 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.
About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana™ software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
©1999 — 2008 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, and CommCell, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Software	$26,994	$21,132	$77,630	$60,180
Services	23,304	17,198	64,063	48,310

Total revenues	50,298	38,330	141,693	108,490

Cost of revenues:
Software	648	528	1,651	1,191
Services	6,315	5,102	17,775	14,459

Total cost of revenues	6,963	5,630	19,426	15,650

Gross margin	43,335	32,700	122,267	92,840

Operating expenses:
Sales and marketing	23,420	17,379	67,735	48,958
Research and development	6,818	5,851	19,944	17,369
General and administrative	6,010	4,470	17,266	13,734
Depreciation and amortization	795	753	2,217	1,832

Income from operations	6,292	4,247	15,105	10,947

Interest expense	—	(167)	(114)	(184)
Interest income	998	665	2,701	1,865

Income before income taxes	7,290	4,745	17,692	12,628

Income tax benefit (expense)	908	(111)	(3,077)	(222)

Net income	8,198	4,634	14,615	12,406

Less: accretion of preferred stock dividends	—	—	—	(2,818)
Less: accretion of fair value of preferred stock upon conversion	—	—	—	(102,745)

Net income (loss) attributable to common stockholders	$8,198	$4,634	$14,615	$(93,157)

Net income (loss) attributable to common stockholders per share:
Basic	$0.19	$0.11	$0.34	$(3.44)

Diluted	$0.18	$0.10	$0.32	$(3.44)

Weighted average shares used in computing per share amounts:
Basic	43,518	41,676	42,991	27,052

Diluted	46,136	46,164	45,593	27,052

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$95,108	$65,001
Trade accounts receivable, net	33,786	22,044
Prepaid expenses and other current assets	3,685	3,657
Deferred tax assets	9,618	9,616

Total current assets	142,197	100,318

Deferred tax assets, net	45,550	42,543
Property and equipment, net	5,492	4,624
Other assets	851	554

Total assets	$194,090	$148,039

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,672	$1,500
Accrued liabilities	19,039	20,215
Term loan	—	7,500
Deferred revenue	46,237	36,214

Total current liabilities	66,948	65,429

Deferred revenue, less current portion	6,130	4,284
Other liabilities	6,323	4

Total stockholders’ equity	114,689	78,322

Total liabilities and stockholders’ equity	$194,090	$148,039

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2007	2006
Cash flows from operating activities
Net income	$14,615	$12,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,326	2,045
Noncash stock-based compensation	6,233	4,326
Excess tax benefits from stock-based compensation	(4,497)	—
Deferred income taxes	(3,647)	—

Changes in operating assets and liabilities:
Accounts receivable	(10,935)	(3,499)
Prepaid expenses and other current assets	313	(323)
Other assets	(182)	(160)
Accounts payable	122	(316)
Accrued liabilities	8,239	3,442
Deferred revenue and other liabilities	10,807	4,588

Net cash provided by operating activities	23,394	22,509

Cash flows from investing activities
Purchase of property and equipment	(3,083)	(3,148)

Net cash used in investing activities	(3,083)	(3,148)

Cash flows from financing activities
Proceeds from the exercise of stock options	8,108	343
Net proceeds from follow-on public offering of common stock	4,315	—
Excess tax benefits from stock-based compensation	4,497	—
Repayments on term loan	(7,500)	(6,250)
Proceeds from term loan	—	15,000
Payments to Series A through E preferred stockholders upon conversion to common stock	—	(101,833)
Net proceeds from initial public offering and concurrent private placement	—	82,242

Net cash provided by (used in) financing activities	9,420	(10,498)

Effects of exchange rate — changes in cash	376	(408)

Net increase in cash and cash equivalents	30,107	8,455
Cash and cash equivalents at beginning of period	65,001	48,039

Cash and cash equivalents at end of period	$95,108	$56,494

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$6,292	$4,247	$15,105	$10,947
Noncash stock-based compensation (1)	2,207	1,445	6,233	4,326
FICA expense on stock option exercises (2)	112	—	504	—

Non-GAAP income from operations	$8,611	$5,692	$21,842	$15,273

GAAP net income (loss) attributable to common stockholders	$8,198	$4,634	$14,615	$(93,157)
Noncash stock-based compensation (1)	2,207	1,445	6,233	4,326
FICA expense on stock option exercises (2)	112	—	504	—
Accretion of preferred stock dividends (3)	—	—	—	2,818
Accretion of fair value of preferred stock upon conversion (4)	—	—	—	102,745
Non-GAAP provision for income taxes adjustment (5)	(3,598)	(1,437)	(3,763)	(2,866)

Non-GAAP net income attributable to common stockholders	$6,919	$4,642	$17,589	$13,866

GAAP diluted weighted average shares outstanding	46,136	46,164	45,593	27,052
Conversion of Series A through E preferred stock	—	—	—	4,122
Conversion of Series AA, BB and CC preferred stock	—	—	—	6,305
Dilutive effect of stock options and warrants	—	—	—	3,713

Non-GAAP diluted weighted average shares outstanding	46,136	46,164	45,593	41,192

Non-GAAP diluted net income per share	$0.15	$0.10	$0.39	$0.34

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of services revenue	$44	$24	$119	$75
Sales and marketing	1,073	701	2,990	1,978
Research and development	304	182	884	564
General and administrative	786	538	2,240	1,709

Total noncash stock-based compensation expense	$2,207	$1,445	$6,233	$4,326

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options.

(3)	Represents accretion of preferred stock dividends due on CommVault’s Series A through E cumulative redeemable convertible preferred stock prior to its conversion to common stock on September 27, 2006.

(4)	Represents accretion of fair value of Series A through E cumulative redeemable convertible preferred stock upon conversion to common stock on September 27, 2006.

(5)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 28% in fiscal 2008 and 25% starting in the second quarter of fiscal 2007 which resulted in an estimated effective tax rate of approximately 20% for fiscal 2007.